EXHIBIT 4.07

HSBC BANK USA, NATIONAL ASSOCIATION
534 Broad Hollow Road, Suite 130
Melville, New York 11747

June 29, 2012

Napco Security Technologies, Inc.
AlarmLock Systems, Inc.
Continental Instruments LLC
Marks USA I, LLC
333 Bayview Avenue
Amityville, New York 11701

Re:	Reaffirmation of Collateral Documents (“Reaffirmation”)
Ladies and Gentlemen:

Reference is made to (i) that certain Second Amended and Restated Credit Agreement dated as of October 28, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among Napco Security Technologies, Inc. (“Borrower”), Alarm Lock Systems, Inc. (“AlarmLock”), Continental Instruments LLC (“Continental”), Marks USA I, LLC (“Marks” together with AlarmLock and Continental, each a “Guarantor” and collectively, “Guarantors”; Borrower and Guarantors, each a “Loan Party” and collectively, “Loan Parties”), HSBC Bank USA, National Association, a national banking association (“HSBC”) and the other financial institutions from time to time parties thereto as lenders (collectively, the “Lenders”), HSBC as administrative agent and collateral agent for the Lenders hereunder (in such capacities, the “Administrative Agent” and the “Collateral Agent,” respectively and each an “Agent” and collectively, the “Agents”), (ii) that certain Amended and Restated Unlimited Guaranty dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Unlimited Guaranty”) given by Alarm Lock, Continental and Marks in favor of Collateral Agent (for the benefit of the Secured Creditors as defined therein), and (iii) those certain documents listed on Schedule A attached hereto (each a “Collateral Document” and collectively, the “Collateral Documents”).

Each of the Collateral Documents were entered into, and each grant of Collateral to Collateral Agent, as described in such Collateral Documents, was made, in order to secure certain Indebtedness including, without limitation, all Obligations of Loan Parties under the Credit Agreement and the Unlimited Guaranty.

In connection with the foregoing, each of the undersigned hereby:

SECTION 1:  acknowledges that the Credit Agreement is being amended and restated pursuant to the terms of that certain Third Amended and Restated Credit Agreement, dated as of the date hereof (the “Restated Loan Agreement”; capitalized terms used and not defined herein shall have the meanings assigned thereto in the Restated Loan Agreement) among the Borrower, the Loan Parties party thereto, the Lenders from time to time parties thereto, and the Agents;

SECTION 2:  acknowledges and agrees that this Reaffirmation is being given to induce Lenders and Agents to enter into the Restated Loan Agreement;

SECTION 3:  ratifies and confirms that all of the terms and conditions, representations and covenants contained in each of the Collateral Documents shall remain in full force and effect after giving effect to the execution and effectiveness of the Restated Loan Agreement; provided that (i) the Schedules to the Borrower Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit A, (ii) the Schedules to the AlarmLock Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit B, (iii) the Schedules to the Continental Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit C, (iv) the Schedules to the Marks Security Agreement (as defined below) shall be amended and restated in their entirety by the Schedules attached hereto as Exhibit D, and (v) Schedule A to the Pledge Agreement (as defined below) shall be amended and restated in its entirety by Schedule A attached hereto as Exhibit E.

SECTION 4:  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Collateral Documents; and

SECTION 5:  ratifies and confirms that references to the phrase “Credit Agreement” in each of the Collateral Documents shall mean the Restated Loan Agreement, and that the Obligations under the Restated Loan Agreement and the Unlimited Guaranty remain secured by the security interests and pledges granted by the undersigned under and pursuant to the terms of each of the Collateral Documents, as reaffirmed hereby.

This Reaffirmation shall become effective upon receipt by Administrative Agent of a copy of this Reaffirmation executed by Loan Parties.

Each Loan Party hereby represents and warrants that (a) this Reaffirmation and each of the Collateral Documents, as may be amended hereby, constitute legal, valid and binding obligations of the Loan Parties and are enforceable against each Loan Party in accordance with their respective terms (to the extent that each Loan Party is a party to the applicable Collateral Document); (b) upon the effectiveness of this Reaffirmation, each Loan Party hereby reaffirms all covenants, representations and warranties made by such Loan Party in the respective Collateral Documents to which each such Loan Party is a party, to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Reaffirmation; (c) no Event of Default has occurred and is continuing or would exist after giving effect to this Reaffirmation; and (d) no Loan Party has any defense, counterclaim or offset with respect to any Collateral Document to which such Loan Party is a party.

Upon the effectiveness of this Reaffirmation, each reference in each Collateral Document to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the applicable Collateral Document as amended hereby. Except as specifically amended herein, each Collateral Document, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Reaffirmation shall not operate as a waiver of any right, power or remedy of Agents, nor constitute a waiver of any provision of any Collateral Document, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows this page]

This Reaffirmation may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including in “PDF” or similar format) shall be deemed to be an original signature hereto.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and as a Lender

By:	/s/PHILIP PANARELLI
Name:	PHILIP PANARELLI
Title:	SENIOR VICE PRESIDENT

Consented and Agreed to by:

NAPCO SECURITY TECHNOLOGIES, INC., as the Borrower

By:	/s/KEVIN S. BUCHEL
Name:	KEVIN S. BUCHEL
Title:	SENIOR VICE PRESIDENT

ALARM LOCK SYSTEMS, INC., as a Loan Party

By:	/s/KEVIN S. BUCHEL
Name:	KEVIN S. BUCHEL
Title:	VICE PRESIDENT

CONTINENTAL INSTRUMENTS LLC, as a Loan Party

By:	/s/KEVIN S. BUCHEL
Name:	KEVIN S. BUCHEL
Title:	MANAGER

MARKS USA I, LLC, as a Loan Party

By:	/s/KEVIN S. BUCHEL
Name:	KEVIN S. BUCHEL
Title:	MANAGER

SCHEDULE A

COLLATERAL DOCUMENTS

5.1.
that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Borrower Security Agreement”) by and between Borrower and Collateral Agent;

5.2.
that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “AlarmLock Security Agreement”) by and between AlarmLock and Collateral Agent;

5.3.
that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Continental Security Agreement”) by and between Continental and Collateral Agent;

5.4.
that certain Amended and Restated Continuing General Security Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Marks Security Agreement”) by and between Marks and Collateral Agent;

5.5.
that certain Amended and Restated Unlimited Guaranty dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Unlimited Guaranty”) given by Alarm Lock, Continental and Marks in favor of Collateral Agent (for the benefit of the Secured Creditors as defined therein);

5.6.
that certain Amended and Restated Pledge Agreement dated as of October 28, 2010 (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) by and among Borrower, Alarm Lock and Collateral Agent.

EXHIBIT E

SCHEDULE A
PLEDGED STOCK
Borrower
Issuer	Type of Stock	Certificate Number	Percentage of Interest
Alarm Lock Systems, Inc.	100 shares	1	100%
Napco Group Europe Limited	48,750 ordinary shares	3	65%
Napco Americas	65 capital shares	5	65%

PLEDGED MEMBERSHIP INTERESTS
Borrower
Issuer	Certificate Number	Percentage of Interest
Continental Instruments LLC	uncertificated	100%
Napco Gulf Security Group, LLC	uncertificated	100%
Marks USA I, LLC	uncertificated	100%
Video Alert, LLC	uncertificated	100%